SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2015

Bankwell Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Elm Street
New Canaan, Connecticut 06840
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 (b), (c) and (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1	Press Release

Item 5.02 (b), (c) and (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2015, Bankwell Financial Group, Inc., the holding company ("Company") for Bankwell Bank ("Bank"), issued a Press Release announcing that Blake S. Drexler has resumed his position as outside Chairman of the Board of the Company and the Bank, and that Christopher Gruseke has been appointed as Chief Executive Officer and President of the Company, and Chief Executive Officer of the Bank, and as a director to stand for election at the Company's 2015 annual meeting of shareholders.

Mr. Gruseke has entered into an employment contract that expires January 5, 2018. His base salary is $450,000 per year, and his annual cash incentive target will be set at 35% of base salary. He was granted 40,000 shares of Company restricted stock, vesting 10,000 shares in each of December 31, 2015-2018. The contract includes other provisions customary for executive contracts of this type, including change of control protection with a 280G "cap".

A copy of the Press Release is included as Exhibit 99.1 to this current Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

February 27, 2015	By: /s/ Ernest J. Verrico, Sr.
Ernest J. Verrico, Sr.
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 27, 2015